Exhibit 99.1

Snap-on Incorporated

401(k) Savings Plan

Financial Statements as of and for the
Years Ended December 31, 2007 and 2006,
Supplemental Schedule as of December 31, 2007,
and Report of Independent Registered
Public Accounting Firm

SNAP-ON INCORPORATED 401(k) SAVINGS PLAN

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits as of December 31, 2007 and 2006	2

Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 2007 and 2006	3

Notes to Financial Statements as of and for the Years Ended December 31, 2007 and 2006	4–8

SUPPLEMENTAL SCHEDULE —	9

Form 5500, Schedule H, Part IV, Line 4i — Schedule of Assets (Held at End of Year) as of December 31, 2007	10

NOTE: All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Retirement Plan Committee
Snap-on Incorporated 401(k) Savings Plan
Kenosha, WI

We have audited the accompanying statements of net assets available for benefits of the Snap-on Incorporated 401(k) Savings Plan (the “Plan”) as of December 31, 2007 and 2006, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2007 and 2006, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2007, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan’s management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2007 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, WI
June 30, 2008

SNAP-ON INCORPORATED 401(k) SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

AS OF DECEMBER 31, 2007 AND 2006

	2007	2006

ASSETS:
Investments:
Money market	$439,302	$232,231
Participant-directed investments	224,916,958	206,995,205
Common stock	14,263,603	13,519,678

Total investments	239,619,863	220,747,114

Contributions receivable	269,627	256,608

NET ASSETS AVAILABLE FOR BENEFITS — At fair value	239,889,490	221,003,722

Adjustments from fair value to contract value for fully benefit-responsive investment contracts	816,809	190,403

NET ASSETS AVAILABLE FOR BENEFITS	$240,706,299	$221,194,125

See notes to financial statements.

SNAP-ON INCORPORATED 401(k) SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

INVESTMENT INCOME:
Net appreciation in fair value of investments	$8,111,507	$22,685,947
Interest and dividend income	3,243,808	2,683,893

Total investment income	11,355,315	25,369,840

CONTRIBUTIONS:
Participant	19,004,373	16,164,438
Employer	4,448,168	3,302,032
Rollovers	5,149,815	847,475

Total contributions	28,602,356	20,313,945

DEDUCTIONS:
Benefits paid to participants	20,410,267	23,180,388
Administrative expenses	35,230	24,023

Total deductions	20,445,497	23,204,411

NET INCREASE	19,512,174	22,479,374

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	221,194,125	198,714,751

End of year	$240,706,299	$221,194,125

See notes to financial statements.

SNAP-ON INCORPORATED 401(k) SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

1.   DESCRIPTION OF PLAN

General — The following brief description of the Snap-on Incorporated 401(k) Savings Plan (the “Plan”) is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended. Participants should refer to the Plan document for more complete information.

The Plan was adopted effective January 1, 1992, and was amended and restated January 1, 2001. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

Plan Administration — The Plan’s assets are held by State Street Bank and Trust Company (the “Trustee”). Participant contributions and Snap-on Incorporated (the “Company”) matching contributions are remitted to the Trustee. The Trustee invests cash received, interest, and dividend income and makes distributions to participants. The Plan is administered by the Company and CitiStreet LLC.

Eligibility — All employees, other than a temporary employee of the Company, who have attained age 18 shall become a participant on the date he or she performs an hour of service. Employees of the Company classified as temporary who have attained age 21 and who do not participate in a collective bargaining group are eligible to participate in the Plan after one year of service as defined in the Plan document.

Contributions — Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual maximum contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code (IRC) or (b) 50% of the participant’s compensation (10% for highly compensated employees). In addition, participants age 50 and over are allowed to make catch-up contributions, subject to IRC limitations. Participants have the option to allocate their account balances between various investment options including mutual funds, common collective trust funds, and the Company’s common stock.

Participants meeting certain criteria, as defined in the Plan document, are eligible for a matching contribution (“Company Match”) in amounts determined at the discretion of the Company. Matching contributions for each eligible participant are made each pay period in an amount equal to 50% of the eligible participant’s 401(k) pretax contributions for that pay period, not to exceed a maximum of 6% of the eligible participants’ pay for that pay period, provided the eligible participant is an active employee on the last day of the pay period or has retired, suffered a disability, or died during the pay period. An additional discretionary employer contribution is made on an annual basis for the Mitchell Repair Information Company at the rate of 2% of eligible participant’s pay.

The Company Match is made in cash with each payroll and invested according to employees’ current investment elections.

Participant Accounts — Individual accounts are maintained for each Plan participant. Each participant’s account is credited with the participant’s contributions and allocations of (a) the Company Match, when applicable and (b) Plan earnings, and charged with withdrawals and an allocation of administrative expenses. Allocations are based on the proportion that each participant’s account balance bears to the total of all participant account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

Vesting — Participants are 100% vested in their contributions and actual earnings thereon. Participants become fully vested in the Company Match as follows:

Years of	Vested
Service	Percentage

Less than 1	—%
1	25
2	50
3	75
4 or more	100

Participants become fully vested upon attainment of normal retirement age, disability, or death.

Participant Loans — Participant loans are limited to 50% of the participant’s vested account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan outstanding at any particular time. Employees of one of the Company’s subsidiaries with multiple loans entered into prior to the acquisition of the subsidiary, were allowed to roll those multiple loans into the Plan. The loans bear interest at the Prime Rate plus 1% as published on the last business day of the month, with a maximum loan term of five years for personal loans or fifteen years for mortgage loans.

Payment of Benefits — On termination of service due to death, disability or retirement, a participant may elect to be paid in the form of a single lump sum. In-service and hardship withdrawals are also available.

Forfeited Accounts — At December 31, 2007 and 2006, forfeited nonvested accounts totaled $321,109 and $109,235, respectively. These accounts will be used to reduce future Company contributions. During the year ended December 31, 2007 and 2006, Company contributions were reduced by forfeited nonvested accounts totaling $112,752 and $267,096, respectively.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Plan management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates.

Investment Valuation and Income Recognition — The Plan’s investments are stated at fair value. Shares of mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year-end. Common collective trust funds are stated at fair value as determined by the issuer of the common/collective trust funds based on the fair market value of the underlying investments. Common collective trust funds with underlying investments in investment contracts are valued at fair market value of the underlying investments and then adjusted by the issuer to contract value. Participant loans are valued at the outstanding loan balances.

The State Street Bank and Trust Company Principal Accumulation Return Fund provides its participants with a medium for collective investment and reinvestment in one or more bank, insurance company, or synthetic investment contracts, and in short-term investments or other collective investment funds. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. Contract value represents contributions made to the fund, plus earnings, less participant withdrawals.

In accordance with the Financial Accounting Standards Board (FASB) Staff Position, FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit-Responsive Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans (the “FSP”), the statements of net assets available for benefits presents investment contracts at fair value, as well as an additional line item showing an adjustment of fully benefit responsive contracts from fair value to contract value. The statement of changes in net assets available for benefit is presented on a contract value basis and is not affected by the FSP.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Management fees and operating expenses charged to the Plan for investments in the mutual funds are deducted from income earned on a daily basis and are not separately reflected. Consequently, management fees and operating expenses are reflected as a reduction of investment return for such investments.

Payment of Benefits — Benefits paid to participants are based upon the fair value of each participant’s investment account as of the date of distribution and are recorded on the date of distribution. At December 31, 2007 and 2006, there were no benefit payments requested that were awaiting payment.

Administrative Expenses — Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participant. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.

Risks and Uncertainties — The Plan utilizes various investment securities including mutual funds, common collective funds, and corporate stocks. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

Adoption of New Accounting Guidance — In 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value under accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. SFAS No. 157 will be effective for the Plan on January 1, 2008. Plan management has evaluated the impact of SFAS No. 157 and has determined that the statement will have no impact on the Plan’s financial statements other than expanded footnote disclosure.

3.   INVESTMENTS

Investments that represent 5% or more of the Plan’s net assets at December 31, 2007 and 2006, consist of the following:

	2007	2006

SSgA S&P 500 Fund*	$52,181,433	$49,990,123
SSgA PAR Fund*	21,913,548	19,809,962
SSgA Lifecycle 2010 Fund*	31,907,530	31,706,243
SSgA Passive Aggregate Strategy Fund*	12,807,735	11,653,091
SSgA Russell Small Cap Completeness Fund*	28,052,098	27,474,566
American Beacon Small Cap Value Fund		11,742,453
Snap-on Incorporated Common Stock*	14,263,603	13,519,678
SSgA Daily EAFE Index Fund*	18,590,724	14,022,513

* Represents a party-in-interest.

During 2007 and 2006, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

	2007	2006

Common collective trusts	$10,321,171	$18,088,798
Common stock	663,187	3,239,279
Mutual funds	(2,872,851)	1,357,870

Net appreciation in fair value of investments	$8,111,507	$22,685,947

4.   PLAN TERMINATION

Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA. In the event that the Plan is terminated, participants would become 100% vested in their accounts.

5.   FEDERAL INCOME TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated May 18, 2004, that the Plan and related trust were designed in accordance with the applicable regulations of the IRC. The Plan has been amended since receiving the determination letter; however, the Company and the Plan administrator believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

6.   RELATED-PARTY TRANSACTIONS

The Plan’s trustee fees, as well as most administrative fees, are borne by the Plan. The Plan invests in the Company’s common stock and common collective trusts managed by the Plan’s trustee. These transactions are not considered prohibited transactions by statutory exemptions under ERISA regulations. Fees paid by the Plan for investment management services were included as a reduction of the return earned on each fund. State Street Investments are considered parties in interest because State Street is the Trustee of the Plan.

7.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The reconciliation of net assets available for benefits and changes in net assets available for benefits per the financial statements to the Form 5500 as of December 31, 2007 and 2006, and for the year ended December 31, 2007, are as follows:

	2007	2006

Statements of net assets available for benefits:
Net assets available for benefits per the financial statements	$240,706,299	$221,194,125

Adjustments from contract value to fair value for fully benefit-responsive investment contracts	(816,809)	(190,403)

Net assets available for benefits per Form 5500	$239,889,490	$221,003,722

Statements of changes in net assets available for benefits:
Increase in net assets per the financial statements	$19,512,174

Adjustment from contract value to fair value for fully benefit-responsive investment contracts	(626,406)

Net income per Form 5500	$18,885,768

8.   SUBSEQUENT EVENTS

The Company has amended the Plan effective June 30, 2008 to add additional features designed to make the Plan more attractive to participants. These changes include a Roth 401k feature to allow participants to contribute on a post-tax basis and for earnings to accumulate tax-free; a separate deferral election option for the Company’s annual bonus payments; and a change to the Company matching formula to ensure all match-eligible participants who elect to defer at least six percent of annual eligible pay receive the full 50% match.

******

SUPPLEMENTAL SCHEDULE FURNISHED

PURSUANT TO

DEPARTMENT OF LABOR’S RULES AND REGULATIONS

SNAP-ON INCORPORATED 401(k) SAVINGS PLAN

FORM 5500, SCHEDULE H, PART IV, LINE 4i — SCHEDULE OF ASSETS

(HELD AT END OF YEAR)

AS OF DECEMBER 31, 2007

Identity of Issuer/	Current
Description of Investment	Value

COMMON COLLECTIVE FUNDS:
SSgA S&P 500 Fund*	$52,181,433
SSgA PAR Fund*	21,913,548
SSgA Daily EAFE Index Fund*	18,590,724
SSgA Lifecycle Income Fund*	1,372,585
SSgA Lifecycle 2010 Fund*	31,907,530
SSgA Lifecycle 2020 Fund*	6,633,697
SSgA Lifecycle 2030 Fund*	9,475,992
SSgA Lifecycle 2040 Fund*	4,308,079
SSgA Passive Aggregate Stragy Fund*	12,807,735
SSgA Russell Small Cap Completeness Fund*	28,052,098

MUTUAL FUNDS:
LKCM Small Cap Equity Fund, Advisor Class	7,573,995
Wells Fargo C&B Large Cap Value Fund	5,350,035
American Funds Growth Fund of America	10,728,355
American Beacon Small Cap Value Fund	9,393,900
Managers’ Special Equity Fund	475

SNAP-ON INCORPORATED COMMON STOCK*	14,263,603

STATE STREET RESEARCH SHORT TERM INVESTMENT FUND*	439,302

LOANS TO PARTICIPANTS (Interest rates ranging from 5.0% to 10.5%; maturing 2008 to 2020)*	4,626,777

TOTAL INVESTMENTS (Held at end of year)	$239,619,863

* Party-in-interest.